                                                                    Exhibit 99.1

PRESS RELEASE DATED January 27, 2005                         [MICRO LINEAR LOGO]

[PRESS RELEASE LOGO]

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT
MICHAEL SCHRADLE
CHIEF FINANCIAL OFFICER
MICRO LINEAR CORPORATION

2050 CONCOURSE DRIVE
SAN JOSE, CA 95131
(408) 433-5200

          Micro Linear Announces Fourth Quarter 2004 Financial Results

SAN JOSE, California, January 27, 2005 -- Micro Linear Corporation (NASDAQ:
MLIN) announced today its financial results for the fourth quarter and twelve months ended December 31, 2004.

Net revenues for the fourth quarter of 2004 were $4.4 million, up 15% from $3.8 million for the comparable fourth quarter of 2003 and down from $5.9 million in net revenues for the third quarter of 2004. The fourth quarter is typically a weak revenue period because of the Company's concentration in consumer markets.

Gross margin for the fourth quarter of 2004 was $2.6 million, up 27% from $2.0 million in gross margin for the fourth quarter of 2003, and down from $3.4 million in gross margin for the third quarter of 2004. The gross margin percentage was 58% of net revenues in the fourth quarter of 2004, up from 52% from the fourth quarter of 2003, and flat compared to the 58% gross margin reported in the third quarter of 2004.

The Company reported a net loss for the fourth quarter of 2004 of $1.1 million, or $0.09 per share, down from a net loss of $2.0 million in the comparable fourth quarter of 2003, and up compared to a net profit of $0.6 million in the third quarter of 2004. The profit in the third quarter of 2004 was after a one-time gain of $1.1 million from the sale of the Company's San Jose facilities.

Net revenues for the year ended December 31, 2004 were $20.6 million, flat compared to $20.7 million for the year ended December 31, 2003. The Company reported a net loss for the year ending December 31, 2004 of $4.1 million, or $0.33 per share, down from a net loss of $10.4 million, or $0.85 per share, for the year ending December 31, 2003. The 2004 results include the $1.1 million one-time gain on the sale of the Company's San Jose buildings, and the 2003 results include $1.5 million in charges related to the impairment in value of those buildings and restructuring charges of $1.0 million.

Cash and short-term investments totaled $15.6 million at December 31, 2004, compared to $16.5 million at September 30, 2004, and $17.7 million at December 31, 2003. Cash flows for 2004 were favorably impacted by $4.6 million in proceeds from the sale of the Company's San Jose facilities, net of the payoff of the mortgage on the facilities and closing costs related to the sale. Cash flows for 2003 were negatively impacted by the $0.7 million in expenses paid to complete the Company's restructuring efforts in 2003.

"We are pleased that our financial results for the fourth quarter of 2004 show sales and margin growth over the comparable fourth quarter of 2003," said Timothy Richardson, President and CEO. "We are firmly committed to the goal of profitable operations and revenue growth. The Company remains focused on entering exciting new markets and aggressively introducing new world-class products, which we believe will result in new customers coming on board each quarter throughout 2005," he added.

      A conference call to provide expanded comments on this earnings release and other operational issues will be held today at 2:00p.m.PST. To participate in the conference call, please dial 1-866-406-3488 (North America) or 1-630-691-2772 (International) prior to 2:00p.m. PST.

A recording of the call will be available after 4:00p.m. January 27, 2005 through February 10, 2005 via the following numbers:

North American access phone number:  1-877-213-9653, passcode 10710263

International access phone number:  1-630-652-3041, passcode 10710263

About Micro Linear Corporation:

ABOUT MICRO LINEAR:

Micro Linear Corporation is a fabless semiconductor company specializing in wireless integrated circuit solutions, which enable a variety of wireless products serving a global market. These transceivers can be used in many streaming wireless applications such as cordless phones, PHS handsets, wireless speakers and headphones, security cameras, game controllers, cordless headsets and other personal electronic appliances. Headquartered in San Jose, California, Micro Linear's products are available through its authorized representatives and distributors worldwide. For more information, please visit www.microlinear.com

      Except for the historical information contained herein, the statements in this press release, including, but not limited to, statements regarding the Company's commitment to the goal of profitable operations and revenue growth, the Company's goals of entering new markets and releasing new products and the Company's beliefs regarding new customers coming on board throughout 2005, are forward-looking statements within the meaning of the "safe harbor" provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the risks associated with the cyclical nature of the semiconductor industry; changes in the average selling prices of the Company's products; the level of product orders; the ability of customers to cancel, delay or otherwise change orders without significant penalty; new product announcements or introductions by competitors; the market's acceptance of the Company's products; and other factors that may cause the Company's business or operating results to fluctuate in the future. Additional risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's quarterly report on Form 10-Q for the period ended September 26, 2004. Statements included in this release are based on information known to the Company as of the date of this release, and the Company assumes no obligation to update information contained in this release.

                            MICRO LINEAR CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                  DEC 31        DEC 31
                                                   2004          2003
                                                   ----          ----
ASSETS

CURRENT ASSETS
  CASH AND SHORT-TERM INVESTMENTS                $ 15,580     $ 17,669
  ACCOUNTS RECEIVABLE, net                          2,878          937
  INVENTORIES                                       1,770        2,383
  OTHER CURRENT ASSETS                                210          563
       TOTAL CURRENT ASSETS                        20,438       21,552
PROPERTY, PLANT & EQUIPMENT, NET                      459        5,860
OTHER ASSETS                                           28           26
                                                 --------     --------
  TOTAL ASSETS                                   $ 20,925     $ 27,438
                                                 ========     ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  ACCOUNTS PAYABLE                               $  1,500     $  2,683
  ACCRUED LIABILITIES                               2,603        2,603
  CURRENT PORTION OF LONG-TERM DEBT                     -        2,040
       TOTAL CURRENT LIABILITIES                    4,103        7,326

STOCKHOLDERS' EQUITY

  COMMON STOCK                                         15           15
  ADDITIONAL PAID-IN CAPITAL                       61,368       60,583
  ACCUMULATED OTHER COMPREHENSIVE INCOME               (8)           2
  ACCUMULATED DEFICIT                             (24,320)     (20,255)
  TREASURY STOCK                                  (20,233)     (20,233
                                                 --------     --------
    TOTAL STOCKHOLDERS' EQUITY                     16,822       20,112
                                                 --------     --------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 20,925     $ 27,438
                                                 ========     ========

                            MICRO LINEAR CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                    UNAUDITED

                                                        THREE MONTHS ENDED          YEAR ENDED
                                                      ---------------------     ---------------------
                                                       Dec 31,      Dec 31,     Dec 31,       Dec 31,
                                                        2004         2003         2004          2003
                                                      --------     --------     --------     --------
NET REVENUES                                             4,414     $  3,845     $ 20,637     $ 20,696
COST OF REVENUES                                         1,861        1,838        9,103       11,256
                                                      --------     --------     --------     --------
GROSS MARGIN                                             2,553        2,007       11,534        9,440
OPERATING EXPENSES:
    RESEARCH AND DEVELOPMENT                             2,052        2,489        9,469        9,966
    SELLING, GENERAL AND ADMINISTRATIVE                  1,721        1,526        7,220        7,362
  GAIN ON SALE OF LAND AND BUILDINGS                         -            -       (1,138)           -
  FIXED ASSETS IMPAIRMENT AND RESTRUCTURING CHARGES          -          (40)         166        2,522
                                                      --------     --------     --------     --------
         TOTAL OPERATING EXPENSES                        3,773        3,975       15,717       19,850
LOSS FROM OPERATIONS                                    (1,220)      (1,968)      (4,183)     (10,410)
INTEREST AND OTHER INCOME                                   84           59          252          297
INTEREST AND OTHER EXPENSE                                   -          (60)        (110)        (216)
                                                      --------     --------     --------     --------
LOSS BEFORE INCOME TAXES                                (1,136)      (1,969)      (4,041)     (10,329)
PROVISION FOR INCOME TAXES                                   -            5           24           78
                                                      --------     --------     --------     --------
NET LOSS                                                (1,136)      (1,974)      (4,065)     (10,407)
                                                      ========     ========     ========     ========
NET LOSS PER SHARE:
  BASIC AND DILUTED NET LOSS PER SHARE                $  (0.09)    $  (0.16)    $  (0.33)    $  (0.85)
                                                      ========     ========     ========     ========
  NUMBER OF SHARES USED IN PER SHARE
         COMPUTATION                                    12,446       12,265       12,400       12,231
                                                      ========     ========     ========     ========

SOURCE: Micro Linear Corporation